Exhibit 10.1

WORKERS’ COMPENSATION RECEIVABLES FUNDING,

ASSIGNMENT AND SECURITY AGREEMENT (CA)

This Agreement is being entered into and shall be effective as of the ___ day of June 2013 (the “Effective Date”), by, between and among TARGETED MEDICAL PHARMA, INC. (collectively “TMP”), a Delaware corporation with principal offices located at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077 with an Employer Identification Number of ___________ and CAMBRIDGE MEDICAL FUNDING GROUP, L.L.C., a Delaware limited liability company with a principal office located 266 Harristown Road, Suite 300, Glen Rock, NJ 07452, together with its successors and/or assigns (collectively “CMFG”).

RECITALS

A. CMFG is engaged in, among other things, the business of funding medical providers and/or pharmaceutical companies related receivables, including those payable from the proceeds of claims for California Workers’ Compensation (WC) benefits, pursuant to California Labor Code § 4600, in compliance with California law.

B. TMP is a pharmaceutical company that sells and/or distributes prescription medical foods, products and/or supplements to doctors in accordance with California law. TMP maintains a medical billing and claims processing subsidiary that provides billing services, including but not limited to Independent Bill Review (IBR) filing, lien filing and lien activation requirements in compliance with California law. Both TMP and its medical billing and claims processing subsidiary (collectively referred to herein as “TMP”)abide by all necessary criteria in The California Labor Code, with changes codified by Senate Bill 863, including but not limited to IBR filing, lien filing and lien activation requirements in Labor Code Sections 4903.05, 4903.06 and 4903.07, to ensure payment of WC benefits to TMP by insurance carriers related to Funded Receivables. TMP agrees to pay for EDEX services, an internet case notification and status system, related to all Funded Receivables, as defined and/or detailed herein.

C. TMP wishes to have the ability to assign to CMFG future proceeds related to Funded Receivables upon the terms and the conditions set forth herein.

D. CMFG wishes to fund and accept an assignment of the future proceeds related to the Funded Receivables as defined herein based upon the representations made by TMP in §3 below. CMFG hereby accepts TMP’s offer to allow TMP’s medical billing and claims processing subsidiary to continue claims processing/billing, IBR filing, lien filing and lien activation services related to Funded Receivables as part of the contractual obligations and transaction as detailed herein.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1. DEFINITIONS.

For purposes of the Agreement, the following terms are defined herein as follows:

1.1 “Funded Receivables” means those receivables and/or claims with dates of service between the year 2007 and December 31, 2012, which have already been generated by TMP through treatment to WC patients in accordance with California law, are being funded by CMFG, are listed on Exhibit A attached hereto and incorporated herein, and where the future proceeds related to such receivables have been and/or shall be assigned hereunder to CMFG. TMP has ensured that the underlying claim(s) that relate to these receivables have not been previously paid by any insurance carrier or The State Fund and that the available claims benefits under any relevant policy have not been exhausted, and/or have not been closed. An associated assignment of benefits has been provided to TMP for each such receivable, and shall be re-assigned to CMFG by TMP.

1.2 “Transaction Documents” means all instruments including the Agreement, the Exhibits hereto, the prevailing California Official Medical Fee Schedule and any other agreements, managed care contracts, financing statements, WC litigation documents, WC contractual materials between the WC insurance carrier and TMP and instruments referenced or contemplated in this Agreement, and/or which the parties hereto agree to execute, deliver, and/or exchange on, or before the effective date of the Agreement, or in the performance of the Agreement hereafter, including any agreement between TMP or CMFG and a third-party, to which either CMFG or TMP is not a party, but the subject of which relates to the rendering of treatment to the WC patients referenced in the Funded Receivables.

1.3 “Closing Fee” shall mean and/or be equal to the product of 3.0% and the Funding Amount. The Closing Fee is a non-refundable fee and will be earned and payable to CMFG on the date of full execution of the instant Agreement and shall be deducted from the proceeds of the Funding Amount.

1.4        “Servicing Fee” shall mean and/or be equal to 5.0% of the total amount of TMP’s monthly collections on Funded Receivables.

1.5        “Unpaid Funding Balance” shall mean $3,280,000 less the total amount of monthly collections paid to-date to CMFG by TMP.

2.	FUNDING AND ASSIGNMENT OF FUTURE PROCEEDS RELATED TO FUNDED RECEIVABLES.

2.1              Funding Amount In consideration for assignment of all future proceeds related to the Funded Receivables to CMFG, CMFG shall fund to TMP a sum of 3,280,000 (the “Funding Amount”). CMFG shall provide TMP with funding of $750,000 on or prior to June 30, 2013 with the balance of $2,530,000 to follow thereafter to TMP by July 31, 2013. A Closing Fee equal to 3% of the Funding Amount shall be deducted from the proceeds of the Funding Amount and retained by CMFG.

2.2              Escrow. $525,000 of the Funding Amount (the “Escrow Amount”) shall be placed into escrow as a right of offset to be drawn-down by CMFG in the event TMP’s collections related to Funded Receivables fail to meet the $175,000 monthly collection requirements as set forth in Section 2.4 of this Agreement. If the collections related to the Funded Receivables are less than $175,000 in any month prior to CMFG’s receipt of a total of $3,280,000 in collections related to the Funded Receivables, then an amount equal to $175,000 less the amount paid to CMFG toward the CMFG Monthly Amount (hereinafter defined) shall be released from escrow to CMFG. Upon CMFG’s receipt of $1.64 million collections related to the Funded Receivables, $262,500 (or such lesser amount which is held in escrow) of the Escrow Amount shall be released from escrow to TMP. The remaining balance shall be released to TMP upon CMFG’s receipt of a total of $3,280,000 in collections related to the Funded Receivables.

 2.3              Assignments of Future Proceeds related to the Funded Receivables to CMFG. In consideration forthe Funding Amount, TMP agrees to assign the potential future proceeds related to the Funded Receivables detailed in Exhibit A to this Agreement to CMFG. The Funding Amount is non-refundable. There is a hold back amount of the Funding Amount in the amount of $525,000 per Section 2.2 to be placed in Escrow, per the provisions of Section 2.2.

2.4              Servicing Fee. CMFG shall be also be entitled to collect and receivewith respect to each, individual Funded Receivable of the Funded Receivables (i) the amount owed on the claim and (ii) a Servicing Fee which shall equal 5.0% of TMP’s monthly collections for providing primary collection activities on all accounts covered under this agreement.

2.5              Transfer of Rights in Funded Receivables . Other than the payments set forth in Section 2.6 of this Agreement, TMP acknowledges and agrees that, any and all legal and equitable rights, title and interest TMP may have had in the Funded Receivables where the future proceeds have been so assigned to CMFG, shall forever be transferred to CMFG; TMP will not retain any right whatsoever to recover any payments from insurers, or from the proceeds of any settlement or judgment recovered by, or behalf of WC patients by their attorneys other than as set forth herein; TMP agrees to immediately forward any such payments it may receive relating to the Funded Receivables as provided in this Agreement to CMFG. CMFG’s interest in the Funded Receivables shall be secured by a first lien and perfected security interest in the proceeds of all Funded Receivables, where the parties herein agreed that their estimated face value is forty-six million dollars ($46,000,000).

A. Monthly Division of Collections on Funded Receivables. After the payment of the TMP Reimbursable Expenses (hereinafter defined) and CMFG’s Reimbursable Expenses (hereinafter defined), CMFG shall receive and retain the first $175,000 per month of collections related to Funded Receivables (the CMFG Monthly Amount”), commencing thirty (30) days from complete execution of this Agreement. The next $125,000 in the relevant month’s collections shall be retained by TMP (the “TMP Monthly Amount”). The remainder of the relevant month’s collections in excess of $300,000 shall equally be shared between TMP and CMFG, with 50% of the remainder in excess of the $300,000 to be forwarded to (or retained by) each party. Collections of the first $175,000 per month and CMFG’s portion of the monthly collections in excess of $300,000 related to the Funded Receivables every month thereafter shall be remitted to CMFG until such time as $3,280,000 funding detailed in §2.1, has been recovered by CMFG. Thereafter, collections and distributions shall continue as follows: CMFG shall withhold $525,000 of the Funded Receivables as a right of offset to be drawn down by CMFG in the event TMP’s collections related to Funded Receivables fail to meet the monthly collection requirements as detailed in the instant paragraph. Upon CMFG’s receipt of $1.64 million collections related to the Funded Receivable, one half of the right of offset amount shall be released to TMP. The remaining balance shall be released to TMP upon CMFG’s receipt of a total of $3,280,000 in collections related to the Funded Receivables.

2.6              Collections. All collections related to the Funded Receivables shall be applied in the following manner:

1.	the period when the Unpaid Funding Balance is greater than zero (the “Waterfall Period”): (a) to CMFG, the CMFG Monthly Amount, the Servicing Fee and its reimbursable expenses and enforcement expenses (as set forth in Section xxii of Article 3), if any; to CMFG, during the period when the Unpaid Funding Balance is greater than zero (the “Waterfall Period”), (b) to TMP, the TMP Monthly Amount and its reimbursable expenses, (c) and the balance to be shared equally.

2.	After the Waterfall Period: (a) to CMFG, the Servicing Fee, its reimbursable expenses and enforcement expenses, if any, and 45% of remaining collections and (b) to TMP, any remaining amounts.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 TMP represents, warrants and covenants to CMFG related to it and all of its wholly owned subsidiaries as follows:

i. That it is duly qualified, properly licensed and is authorized to produce, sell and distribute medical/pharmaceutical foods/products.

ii. That prior to assignment of the future proceeds related to the Funded Receivables to CMFG, it has/had a one hundred percent ownership, legal, financial and/or security interest in the full amount of the Funded Receivables and full power and authority to assign the future proceeds related to the Funded Receivables to CMFG.

iii. That it has full legal capacity to execute and deliver, and to perform and carry out all of their respective obligations under this Agreement, and it also possesses all necessary federal, state and local permits, licenses and any other ownership and/or financial interest required to assign one hundred percent of the future proceeds related to the Funded Receivables to CMFG.

iv. That it is in compliance with the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. Section 1320d, et. seq., and regulations promulgated thereunder, as amended from time to time (statute and regulations hereinafter collectively referred to as “HIPAA”), that it shall comply with HIPAA and that it has executed CMFG’s Business Associate Agreement.

v. That it does not have any intentions of dissolution of its corporation and/or intentions of changing ownership.

vi. That if it receives any form of notice after the execution of this agreement regarding a lawsuit, action, or legal, administrative, arbitration or other proceeding or governmental and/or insurance carrier investigation pending or threatened that could adversely affect the ability of CMFG to collect on the Funded Receivables, it shall provide written notice of same to CMFG within five (5) business days of receipt of such notification.

vii. That it will take all necessary action to file liens where necessary for payment by the carriers and/or activate liens before December 31, 2013, where liens were already filed prior to January 1, 2013.

viii. That, when needed, it will pay for EDEX searches and inquiries, an internet case notification and status system, related to all Funded Receivables.

ix.       That it will not and has not sold, pledged or assigned, either directly or collaterally, any of the Funded Receivables to any person or entity other than to the CMFG. No other party has any rights or claims to the Funded Receivable or the proceeds thereof. There are no agreements with any other parties restricting TMP’s rights to assign the proceeds related to the Funded Receivables.

x. That it agrees to indemnify, defend and hold harmless CMFG from any claim by any third party related to the proceeds of the Funded Receivables assigned under the terms of this Agreement to CMFG. xi. TMP has retained all medical documentation which it believes to support the related services provided by TMP, including any precertification filed and denial of said precertificationThat the date of loss for each the Funded Receivables is within five (5) years of the treatment date with proper pre-certification.

xi. To the best of its knowledge, TMP is not in violation of, nor has TMP received notice of any alleged violation of or any citation for noncompliance with, any applicable law relating to the Funded Receivables or the operations or practices of TMP. The business and the operations or practices of each of the TMPs conform in all respects with all applicable laws applicable to Provider Assignor’s operation thereof. To the best of its knowledge, TMP is not under investigation with respect to any violation of any applicable law, order or judgment entered into by any governmental authority applicable to the Funded Receivable or the conduct of its business. TMP is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings that would be applicable to the business, operations or properties of TMP and that might adversely affect the properties, assets, liabilities, operations, or prospects for CMFG to collect the proceeds of the Funded Receivables .

xii. That there is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened that could adversely affect the ability of CMFG to collect the Funded Receivables.

xiii. That there are no known liabilities relating to the Funded Receivables of any kind whatsoever, whether direct, indirect, accrued, contingent or absolute, and whether or not determined or determinable to which either TMP or CMFG will be subject following consummation of the transactions contemplated hereby.

xiv. That it has not conducted business under any other name.

xv. That, except for this Agreement, it is not party to or bound by any agreement, undertaking or commitment: (A) to merge or consolidate with, or to have TMP acquire all or substantially all of the properties and assets of, any other person or entity; or (B) to sell, lease or exchange all or substantially all of the assets or the business to any other person or entity; or (C) to sell or exchange all or substantially all of the capital stock of the TMP corporation to any other person or entity, or (D) to reorganize the TMP corporation.

xvi. That it is not insolvent or currently in risk of, or contemplating filing, bankruptcy.

xvii. That it is in compliance with and abides by all necessary criteria required by The California Labor Code, including changes codified by Senate Bill 863as amended, to ensure proper treatment, billing, policy and/or procedure to ensure payment of WC benefits by insurance carriers

xviii. That there is no management company and/or billing company involved related to billing and/or collection of Funded Receivables except as detailed herein.

xix. That it will take all necessary action and be responsible for payment for IBR filing and fees associated with it, lien filing and fees associated with it and/or lien activation fees (the “TMP Reimbursable Expenses”).

xx. That it shall be responsible for payments related to all of CMFG’s reasonable costs and out-of-pocket expenses associated with the Funded Receivables (the CMFG Reimbursable Expenses”) and (b) pay, upon receipt, all of CMFG’s counsel’s invoices for drafting the Funding Amount financing documentation. Additionally, CMFG agrees to cap CMFG’s cost of due diligence, counsel fees and the creation of and delivery of the Funding Amount financing documents at 25,000 (the “Diligence and Counsel Fee”). Should additional costs be incurred, they will be distributed as mutually agreed between TMP and CMFG. The Diligence and Counsel Fee shall be paid by TMP upon execution of this Agreement.

3.2 CMFG Representations. CMGF represents, warrants and covenants to TMP as follows:

i.	That it has full power and authority to own and operate its businesses as now conducted related the funding and receipt of assignment of Funded Receivables pursuant to the terms of this Agreement, and related to any services or funding it may provide in connection with billing, collecting, processing and lien filing and activation services, or assignment filing and service that are necessary for the parties to perform under the Agreement.

ii.	That it has full legal capacity to execute and deliver, and to perform and carry out all of their respective obligations under this Agreement, and it also possesses all necessary federal, state and local permits, licenses and certifications, to the extent applicable.

iii.	That it will comply with and not seek to hinder TMP’s compliance with the requirements of California law, as amended, to ensure accurate assignment of the Funded Receivables, including filing and service of the herein assignment in compliance with Labor Code § 4903.8.

iv.	That it is in compliance with the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. Section 1320d, et. seq., and regulations promulgated thereunder, as amended from time to time (statute and regulations hereinafter collectively referred to as “HIPAA”), that it shall comply with HIPAA and that it will provide a draft Business Associate Agreement for TMP’s review and execution before the parties exchange patient health information.

v.	That it does not have any intentions of dissolution of its corporation and/or intentions of changing ownership.

vi.	That if it receives any form of notice after the execution of this Agreement regarding a lawsuit, action, or legal, administrative, arbitration or other proceeding or governmental and/or insurance carrier investigation pending or threatened that could adversely affect the ability of the parties to perform under this Agreement, it shall provide written notice of same to TMP within five (5) business days of receipt of such notification.

vii.	That it will take all necessary action to release and make available collections proceeds to TMP as contemplated by paragraphs 2.4 and 2.6 of this Agreement.

viii.	CMFG is the primary responsible party for collection activity under this agreement after TMP completes, when necessary, all IBR filings, lien filings and/or lien activation requirements.

4. CONFIDENTIALITY AND DUTY TO ADVISE CMFG.

4.1 Duty to Advise. TMP agrees not to negotiate or discuss the Funded Receivables or the terms of this Agreement with any person not a party to this Agreement without the prior written consent of CMFG. TMP and its subsidiaries shall use their best efforts to assist CMFG in transferring the interest in the future proceeds related to the Funded Receivable to CMFG and to report to CMFG any material information that either TMP or their agents or employees learn or become aware of related to the Funded Receivable.

4.2 Confidentiality. Unless otherwise agreed to by each of the parties in writing, following the execution of this Agreement, the parties to this Agreement shall each hold and shall cause its respective affiliates, employees, auditors, attorneys, representatives and other advisors and agents to hold, all Confidential Information (as defined below) in strict confidence, unless compelled to disclose such information by judicial or administrative process, or, in the opinion of their respective counsel, by other requirements of law, and shall not use to the detriment of the other parties, or release or disclose such Confidential Information to any other person, except to the parties’ employees, auditors, attorneys, representatives and other advisors and agents, provided such person(s) shall have first been advised of the confidentiality provision of this Article 4. For purposes hereof, “Confidential Information” shall mean all information concerning the conduct of CMFG’s business, the terms of this Agreement, CMFG’s clients or potential clients, and any payments made or to be made to TMP or to CMFG by TMP.

5. SECURITY INTEREST.

TMP hereby grants to CMFG an assignment of the potential future proceeds related to the Funded Receivables and/or a senior security interest in all amounts due and owing related to the Funded Receivables. The Funding Amount shall be secured by a first lien perfected security interest in the proceeds of all Funded Receivables of TMP estimated to have a face value of $46 million at the time of closing, and a first lien upon both the Funded Receivables identified in Exhibit A.

6. ADDITIONAL DOCUMENTS AND REPRESENTATIONS.

6.1 Execution of Additional Documents and Auditing. TMP agrees to execute and deliver to CMFG, upon request, all such documents, financing statements, or other forms, or instruments, including any amendment thereof, as CMFG may reasonably require for the purpose of effectuating the terms hereof, and the security interest provided for herein, and to the extent allowed under the Uniform Commercial Code (“UCC”); CMFG has the right to audit TMP and any and all of its wholly owned subsidiaries related to billing, claim processing and/or IBR filing, lien filing and activation requirement for Funded Receivables upon three (3) business days written notice TMP hereby authorizes and empowers CMFG to execute in its name, and/or in the names of all of its controlled affiliates, or trade-names, to deliver and file in the appropriate jurisdictions such financing statements (e.g., “UCC 1"), and other instruments as may be required in order to perfect and continue the security interest identified or provided for herein as to all Receivables that are, or may be the subjects of this Agreement, whether or not such Receivable is identified in a Current Schedule, and to renew or amend such instruments from time-to-time as may be reasonably required in order to maintain the security interest herein granted to CMFG; such authorization and empowerment made herein by TMP may be exercised by CMFG without regard to whether or not an authorized representative of TMP is unavailable, and without need to request that any such representative of TMP execute any such instrument.

6.2 No Other Lien. TMP further promises, covenants and/or agrees that it has not, and shall not grant or otherwise cause or suffer the existence of any other security interest, pledge, or encumbrance in favor of another party with regard to the Funded Receivables assigned by TMP to CMFG.

6.3 Defense of CMFG’s Priority. TMP further promises, covenants and/or agrees to defend the first priority of the assignment (s) and/or security interest(s) granted or intended to be granted to CMFG hereunder against the claims and demands of all persons other than CMFG, and to hold CMFG harmless, and indemnify CMFG as to any and all expenses, including legal fees and litigation costs that may be incurred in enforcing CMFG's rights under the Agreement and any successor or related agreements unless such expenses are a result of CMFG’s negligence or willfull misconduct.

6.4 Power of Attorney and Endorsement and Deposit of Payments. CMFG shall have the right to endorse in the name of TMP, or any affiliated entity controlled by TMP through which it does business or operates under, and to deposit checks that TMP receives from payers on account of Funded Receivables where the future proceeds related to the claims have been assigned to CMFG by TMP according to the terms herein. TMP hereby grants to CMFG a Power of Attorney sufficient to empower CMFG to execute or endorse in the name of TMP, and any controlled affiliates, or other names through which it does business, (i) any financing statement under the Uniform Commercial Code, or other document required in order to perfect and/or record the security interest intended to be granted to CMFG under the Agreement in all Funded Receivables, (ii) any document or instrument required in connection with the negotiation for CMFG’s own account, or deposit to CMFG’s own account of payments made payable to TMP notwithstanding the prior assignment of the proceeds related to the Funded Receivable(s) in question. Upon request, TMP agrees to execute and deliver a formal “Power of Attorney” substantially in the same form as Exhibit “B,” incorporated herein and made a part hereof, conferring upon CMFG all of the foregoing authority to act in its stead.

7. GENERAL TERMS AND CONDITIONS.

7.1 Amendments. Except as provided for herein, the Agreement may not be amended, modified, altered or changed in any respect whatsoever, except by further agreement in writing, duly executed by each of the parties. Either party, with the consent and agreement of the other party, reserves the right to supplement, amend, modify and/or terminate the instant Agreement upon thirty (30) days written notice in the event changes to and/or developments in California or federal law make compliance with the terms as they are detailed herein to be contractually impossible. Reasonable consent for supplementation, amendments, modifications and/or termination shall not be withheld by the parties.

7.2 Construction of Agreement. TMP and CMFG, and their respective attorneys, have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement inasmuch as TMP, as well as CMFG, had an equal opportunity to negotiate the terms and provisions of this Agreement.

7.3 Successors. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns and personal representatives of the parties, except to the extent of any contrary provision in this Agreement.

7.4 Assignment. TMP may not assign this Agreement without the express prior written consent of CMFG, except to a successor or affiliated entity having substantially the same ownership as TMP, and such ownership must be documented and verified to CMFG. CMFG may not assign this Agreement without the express prior written consent of TMP, except to a successor or affiliated entity having substantially the same ownership as CMFG, and such ownership must be documented and verified to TMP.

 7.5 No Third Party Beneficiary. No person, natural or legal, who or which is not a party to the Agreement shall be deemed a third-party beneficiary hereof, or to have any right to demand or obtain from any party hereto any benefit provided for hereunder, or to have enforced against a party hereto any obligation imposed on that party hereunder.

7.6 Governing Law. The Agreement is executed and intended to be performed in the State of California, and the laws of that State, as well as the United States, shall govern its interpretation, enforcement and effect.

7.7 Complete Agreement. The making, execution and delivery of this Agreement by the parties has not been induced by any representations, statements, warranties or agreements other than those expressed in the Agreement. The Agreement and the exhibits and other documents referred to herein embody the entire understanding of the parties. Except for those agreements specifically referred to herein, there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter of the Agreement.

7.8 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and conditions of the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

7.9 Notices. All notices and demands required or permitted under this Agreement shall be sent to the respective addresses listed in the first paragraph. All notices shall be in writing, containing the information required by this Agreement to be communicated to any person, and, except with respect to such notices as the Agreement specifically provides may be delivered by facsimile transmission, shall be either personally delivered to such party or sent either by first class and certified mail, mail, postage prepaid, or by reputable overnight air courier service, in either case providing for proof of delivery.

7.10 No Waiver. The parties to this Agreement shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by a principal officer or director of the party giving the waiver. No delay or omission on the part of the parties in exercising any right arising hereunder or under any related writing, shall operate as a waiver of such right or any other right. A waiver by the parties of the right to enforce a provision of the Agreement, pursuant to a particular circumstance, shall not prejudice or constitute a waiver by a party of its right to otherwise demand strict compliance of the other party’s obligations under that provision of or any other provision of the Agreement. No prior waiver by any of the parties shall constitute a waiver of the other parties’ obligations as to any future transactions.

7.11 Further Assurances. Each party will do such other and further acts, including executing and delivering additional agreements or instruments as the other may reasonably require, to consummate, evidence or confirm the agreements, representations and understandings contained in the Agreement.

7.12 Gender. The male, female or neutral gender form used in the Agreement shall be deemed to include any gender reasonably within the contemplation of its provisions. The use of singular usage shall include the plural usage and the use of the plural usage shall include the singular usage.

7.13 Time of the Essence. Time is of the essence throughout the term of this Agreement for every provision in which time is an element. No extension of time for performance of any act shall be deemed an extension of time for the performance of any other act required hereunder.

7.14 Cumulative Remedies. The various rights, options, elections, powers and remedies under the Agreement, or granted by law shall be construed as cumulative. No single right is exclusive of any of the other rights.

7.15 Recitals. The Recitals set forth above and all Exhibits to the Agreement are incorporated into the Agreement and are hereby made a part thereof.

7.17 Counterparts. The Agreement may be executed in separate counterparts and shall become effective only after all such separate counterparts have been executed and exchanged between the parties hereto. A facsimile signature, assuming it is genuine, shall be regarded as an original signature for purposes of this Agreement and shall have the same force and effect as an original signature upon receipt by the other party. Notwithstanding, the parties shall endeavor to exchange original signature pages promptly thereafter.

7.18 Attorneys’ Fees. The party prevailing in any action related to the terms and provisions of the Agreement, including but limited to breach remedy, damages for breach, to compel enforcement and/or compliance and/or injunctive relief, shall be entitled to recover its reasonable attorney’s fees from the non-prevailing party.

7.19 Arbitration. Any dispute or claim in law or equity between the parties arising out of this Agreement shall be decided by neutral, binding arbitration and not by court action. The arbitration shall be held in a mutually agreeable location within the State of California and shall be conducted in accordance with the rules of American Arbitration Association (“AAA”), unless the parties to such arbitration may mutually agree in writing to use different rules and/or arbitrator(s). Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery as permitted by the rules of the American Arbitration Association. An action for an injunction for violation of any provision for the non-disclosure of confidential information or trade secrets shall not be subject to arbitration hereunder, unless the parties otherwise mutually agree in writing. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision. The prevailing party in the arbitration shall be entitled to recover reasonable attorneys’ fees and costs from the other party, in addition to any other relief that may be granted to such prevailing party by the arbitrators.

7.20 Exception to Arbitration. An action for an injunction for violation of any provision for the non-disclosure of confidential information or trade secrets provisions of this Agreement shall not be subject to arbitration hereunder, unless the parties otherwise mutually agree in writing. In addition, a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies to enforce the provisions of this Agreement shall not be subject to arbitration hereunder, and may be filed in any court having jurisdiction with respect thereto, within the State of California. However, the filing of such action shall not constitute a waiver of the right to arbitrate any related claims for damages.

7.21 Notification of Assignment. If necessary, the parties agree cooperate and assist each other in notifying all necessary parties, including but not limited to insurers, of the assignment of the future proceeds related to the Funded Receivables to CMFG, and CMFG’s right to ultimately receive payment of amounts of the Funded Receivables as contemplated by and required under this Agreement. To the extent filing and service of a copy of the herein assignment of the future proceeds related to the Funded Receivables to CMFG is required by California law, including but not limited to Labor Code § 4903.8, the parties hereby agree to cooperate in effectuating such service and filing.

7.22 No Creation of Partnership or Agency. The provisions contained herein are not intended to create any partnership, joint venture, agency, or employment relationship between TMP or its subsidiaries CMFG or its subsidiaries.

7.23 Indemnity. Each party to this Agreement shall indemnify, defend and hold the other party harmless against any and all claims, actions, obligations, costs, and expenses (including reasonable costs of investigation and attorneys’ fees) and other losses, liabilities and damages resulting from any breach by the party of any provision of this Agreement.

TARGETED MEDICAL PHARMA, INC.

By: David Silver, MD

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of ______________

On June ___, 2013, before me, _______________, notary public, personally appeared David Silver, MD, who proved to me on the basis of satisfactory evidence to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________

Signature of Notary Public

______________________________OPTIONAL_____________________________________

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this to another form to another document.

Description of attached Document

Title or Type of Document: __________________________________________

Document Date: ____________________ Number of Pages: _______________

Signer(s) Other than Named Above: ___________________________________

CAMBRIDGE MEDICAL FUNDING GROUP, L.L.C.

By: Cy E. Hammond, Chief Financial Officer/Vice President of Operations

ACKNOWLEDGMENT

STATE OF NEW JERSEY	)
) SS:
COUNTY OF BERGEN	)

IT IS ACKNOWLEDGED that on June ___, 2013, before me personally appeared Cy E. Hammond, the Chief Financial Officer and Vice President of Operations of CAMBRIDGE MEDICAL FUNDING GROUP, L.L.C. and fully executed the Agreement herein.

                      Notary Public

EXHIBIT “B”

LIMITED IRREVOCABLE POWER OF ATTORNEY

TARGETED MEDICAL PHARMA, INC., located at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077 respectively, together with its/their successors and/or assigns pursuant to the terms of a certain agreement dated June __, 2013, entitled WC RECEIVABLES FUNDING, ASSIGNMENT AND SECURITY AGREEMENT (“the Agreement”), does hereby irrevocably constitute and appoint CMFG as its true and lawful attorney for it, and in its name, place and stead, only for the following purposes contemplated and authorized:

A.	To execute or endorse in the name of TARGETED MEDICAL PHARMA, INC. and/or David Silver, MD and/or, and any controlled affiliates, or other names through which it does business: (i) any financing statement under the Uniform Commercial Code (“UCC”), or other document required in order to perfect and/or record the security interest intended to be granted to CMFG under the Agreement in all Funded Receivables (as defined in the agreement), (ii) any other document or instrument required in connection with the negotiation for its own account, or for the deposit to its own account of payments made payable to TARGETED MEDICAL PHARMA, INC.

B.	To receive and endorse any and all checks payable to TARGETED MEDICAL PHARMA, INC. which represent payments of the accounts receivables referred to in the WC Receivables Funding, Assignment, and Security Agreement as Funded Receivables, and

C.	With full power of substitution and revocation, to ask for, collect, demand and receive; to prosecute and sue for, by proceedings or otherwise, in a court of law or equity; to give acquittance for said money or monies due or to become due, or any part thereof, and to withdraw any claims, suits or proceedings pertaining to, or out of the Agreement, or assignments or other instruments or agreements provided for thereunder.

In the event of TARGETED MEDICAL PHARMA, INC. or Dr. David Silver’s unavailability or failure upon request to execute any instrument or document which counsel for CMFG may reasonably require be executed for the purposes of effectuating the assignments contemplated in the Agreement, and/or the continuation or perfection of any security interest identified or provided for under the Agreement, including financing statements, termination statement, or other UCC forms, or instruments, or any amendments thereof within one business day of receipt, TARGETED MEDICAL PHARMA, INC. hereby consents to, and authorizes CMFG, as necessary, to execute such instruments on its behalf.

TARGETED MEDICAL PHARMA, INC. understands that by virtue of making this Power of Attorney, it no longer has the exclusive right or authority to take the acts reflected herein, except as otherwise authorized by CMFG.

Except upon the express, written consent of CMFG, which shall not be unreasonably withheld, thisinstrument may not be revoked or changed by TARGETED MEDICAL PHARMA, INC. during the term of the Agreement, and for so long thereafter as CMFG has failed to receive in full payments due it under the Agreement for all potential future proceeds related to the Funded receivables that have been assigned to CMFG under the Agreement.

TARGETED MEDICAL PHARMA, INC.

By: David Silver, MD

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of ______________

On June ___, 201__, before me, _______________, notary public personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________

Signature of Notary Public

______________________________OPTIONAL_____________________________________

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this to another form to another document.

Description of attached Document

Title or Type of Document: __________________________________________

Document Date: ____________________ Number of Pages: _______________

Signer(s) Other than Named Above: ___________________________________